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                                                                    Exhibit 10.4

                                               c/o CSI Solar Manufacturing, Inc.
                           729 Binhe Rd, Suzhou New District, 215011, P.R. China
                                                     Tel: 86 (0)512 62696010-608
                                                         Fax: 86 (0)512 62696016
                                                   E-mail: shwan.qu@csisolar.com
(CANADIAN SOLAR INC. LOGO)                                      www.csisolar.com

                       STRATEGIC PARTNERSHIP AGREEMENT AND
                             PERFORMANCE REWARD PLAN
                                     (2005)

BETWEEN      Kunical International Group, Ltd.

AS "PARTY A"

AND          Canadian Solar Inc.

AS "PARTY B"

Whereas PARTY A is one of the premier suppliers of silicon materials to both photovoltaic and semiconductor industries, and has vast interests in other area of photovoltaic.

Whereas PARTY B is a photovoltaic module manufacturer and application developer serving world-wide customers.

Whereas PARTY B strikes to become a world-class photovoltaic product manufacturer and to reach the target production volume of 50MW in two years and 100MW in five years, and whereas PARTY A expresses its desire to support PARTY B to reach such a goal.

PARTY A and PARTY B decide to enter into a strategic partnership relationship. The following covenants detail the essential nature of such a relationship.

1)   This agreement shall be in place from the date of signing and valid for ten
     (10) years unless it is replaced by another agreement and/or terminated in writing by either PARTIES with cause and with ninety (90) day advance notice.

2) PARTY A will source and supply PARTY B with materials Including, but not limited to poly silicon, remelts, wafers and cells.

3) PARTY B will provide PARTY A, in October of every year, its forecast for materials need for the coming year. Such a forecast will then be updated every 3 months. In return, PARTY A will provide PARTY B with a forecast for the materials it will be able to supply for the coming year. PARTY A will give PARTY B the priority, whenever possible, to purchase materials. PARTY A will make best efforts to meet PARTY B's materials demand.

4) PARTY B will reward PARTY A with annual performance bonus, in the form of shares of PART( B, according to the following formulas:

     - $2,000 for each 1,000 kg of bulk silicon materials, purchased and accepted by PARTY B from PARTY A in the previous calendar year

     - $1,000 for each 10,000 pieces of 6" or 8" P-type reclaimable wafers, purchased and accepted by PARTY B from PARTY A in the previous calendar year
                                               c/o CSI Solar Manufacturing, Inc.
                           729 Binhe Rd, Suzhou New District, 215011, P.R. China
                                                     Tel: 86 (0)512 62696010-608
                                                         Fax: 86 (0)512 62696016
                                                   E-mail: shwan.qu@csisolar.com
(CANADIAN SOLAR INC. LOGO)                                      www.csisolar.com

     - The price of share is set to be the average closing price in the last five trading days at end of the previous calendar year

     - The number of shares shad be rounded up in the multiple of 10's at the time of each settlement

5) PARTY A may from time to time access to information of photovoltaic projects, in which PARTY A may act as the prime contractor or the advisor. PARTY B will make its best efforts to support PARTY A in such projects.

6) PARTY A is sourcing silicon scraps from Asian countries including Japan, Taiwan and Korea, and may desire to clean such materials in an Asian location in order to reduce the cost and to simplify the logistics. PARTY B expresses its willingness to handle such work at its China location for PARTY A, if the latter so desires.

7) PARTY A and PARTY B express the interest to jointly invest into photovoltaic or silicon related businesses Worldwide.

8) Both PARTIES will safeguard other party's confidential intonation including the nature of this Strategic Partnership Agreement. The request for confidentiality will survive three (3) more years after the termination of this Agreement.


/s/                                     /s/
-------------------------------------   ----------------------------------------
Shawn Xiaohua Qu                        Terry Kunimune
President                               Chairman and CEO
Canadian Solar Inc.                     Kunical International Group, Ltd.

Date:                                   Date: November 1, 2005
      -------------------------------
                                               c/o CSI Solar Manufacturing, Inc.
                           729 Binhe Rd, Suzhou New District, 215011, P.R. China
                                                     Tel: 86 (0)512 62696010-608
                                                         Fax: 86 (0)512 62696016
                                                   E-mail: shwan.qu@csisolar.com
(CANADIAN SOLAR INC. LOGO)                                      www.csisolar.com

August 25, 2006

Mr. Terry Kunimune
President and CEO
Kunical International Group, Ltd.
818 N. Lake Street
Burbank, CA 91502

Re: REVISION OF THE STRATEGIC PARTNERSHIP AGREEMENT AND PERFORMANCE REWARD PLAN

Dear Terry,

We write to you to confirm the following revision of the Strategic Partnership Agreement and Performance Reward Plan dated November 1, 2005 ("Partnership Agreement").

Delete "Clause 4" (annual performance bonus) of the Partnership Agreement

This revision will be effective immediately. However, CSI will compute the total bonus which Kunical has accumulated according to the "Clause 4" in the period from January 1st to August 25th 2006, based on the Kunical invoice dates, and will pay this bonus to Kunical in cash, rather in CSI shares as stated in the original Partnership Agreement.

We appreciate your confirming to this revision. We look forward to continuing to work with you.

Very truly yours,


-------------------------------------
Shawn Xiaohua Qu, Ph.D.
President, Canadian Solar Inc. (CSI)


Acknowledged and agreed to by:

Kunical International Group, Ltd.


By: /s/
    ---------------------------------
Title: Chairman and CEO